Exhibit 24.1

REGISTRATION STATEMENT ON FORM S-8

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each of the undersigned directors and officers of CTS Corporation, an Indiana corporation (the “Registrant”), does hereby constitute and appoint each of Robert J. Patton and Kieran O’Sullivan, or either of them, each acting alone, as the true and lawful attorney-in-fact or attorneys-in-fact for each of the undersigned, with full power of substitution and resubstitution, and in the name, place and stead of each of the undersigned, to execute and file (1) one or more Registration Statements on Form S-8 (the “Form S-8 Registration Statement”) with respect to the registration under the Securities Act of 1933, as amended, of the Registrant’s common stock, without par value, issuable in connection with the CTS Corporation 2014 Performance and Incentive Compensation Plan, (2) any and all amendments, including post-effective amendments, supplements and exhibits to the Form S-8 Registration Statement and (3) any and all applications or other documents to be filed with the Securities and Exchange Commission or any state securities commission or other regulatory authority or exchange with respect to the securities covered by the Form S-8 Registration Statement, with full power and authority to do and perform any and all acts and things whatsoever necessary, appropriate or desirable to be done in the premises, or in the name, place and stead of the said director and/or officer, hereby ratifying and approving the acts of said attorneys and any of them and any such substitute.

This Power of Attorney may be executed in multiple counterparts, each of which will be deemed an original with respect to the person executing it.

IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the 18th day of August, 2014.

Signature	Title

/s/ Kieran O’Sullivan
Kieran O’Sullivan	President and Chief Executive Officer and Director (Principal Executive Officer)
/s/ Ashish Agrawal
Ashish Agrawal	Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)
/s/ Walter S. Catlow
Walter S. Catlow	Director

/s/ Lawrence J. Ciancia
Lawrence J. Ciancia	Director

/s/ Thomas G. Cody
Thomas G. Cody	Director

/s/ Patricia K. Collawn
Patricia K. Collawn	Director

Michael A. Henning	Director

/s/ Gordon Hunter
Gordon Hunter	Director

/s/ Diana M. Murphy
Diana M. Murphy	Director

/s/ Robert A. Profusek
Robert A. Profusek	Director